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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 26, 1998

                         WINDMERE-DURABLE HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     FLORIDA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

        1-10177                                         59-1028301
 (COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NO.)

                         WINDMERE-DURABLE HOLDINGS, INC.
                             5980 MIAMI LAKES DRIVE
                           MIAMI LAKES, FLORIDA 33014
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 362-2611

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ITEM 5.           On May 19, 1998, Windmere-Durable Holdings, Inc. (the
                  "Company") and Salton-Maxim Housewares, Inc. ("Salton") jointly announced that the Board of Directors of the Company and a Special Committee of the Board of Directors of Salton had approved the Stock Agreement which the two companies had entered into on May 6, 1998. Pursuant to that agreement, under certain terms and conditions, Salton had the right to purchase the Company's approximate 50% equity interest in Salton, and, if Salton failed to exercise or fails to close its right to purchase such interest, the Company has the right to acquire the remaining equity interest which it does not own. On June 26, 1998, the Company announced that it has received notice from Salton of Salton's intent to repurchase the 6,535,072 shares of Salton owned by the Company. The press release of the Company dated June 26, 1998 is incorporated by reference to Exhibit 99.3 hereto. The foregoing reference to the Stock Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as
                  Exhibit 10.1 to the Company's May 6, 1998 Form 8-K, and to a corrected form of Schedule I to Exhibit A to such agreement, filed as Exhibit 10.2 to the Company's May 19, 1998 Form 8-K.

EXHIBITS:



99.3     Press Release dated June 26, 1998 issued by the Company.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        WINDMERE-DURABLE HOLDINGS, INC.




Date: June 29, 1998                       By: /s/ Harry D. Schulman
                                              ---------------------------------
                                              Harry D. Schulman
                                              Senior Vice President, Finance and
                                              Administration